QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2001, except for Note 7, as to which the date is May 31, 2001, with respect to the financial statements of Federal-Mogul Aviation, Inc. included in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of TransDigm Inc. for the exchange offer for $400,000,000 of 8 3/8% Senior Subordinated Notes due 2011.

/s/ Ernst & Young LLP

Detroit, Michigan
October 29, 2003

QuickLinks

CONSENT OF INDEPENDENT AUDITORS